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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

Name of Subsidiary                                State of Incorporation
------------------                                ----------------------
BNC Trustee Services, Inc.                        Missouri
Equity Credit Corporation                         California
Simple Mortgage USA, Inc.                         California